   As filed with the Securities and Exchange Commission on January 23, 2001
                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            -----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            -----------------------
                              Avocent Corporation
            (Exact  name of Registrant as specified in its charter)

                             4991 Corporate Drive
                           Huntsville, Alabama 35805
   Delaware                      (256) 430-4000                 91-2032368
  (State of      (Address of principal executive offices)    (I.R.S. Employer
incorporation)                                            Identification Number)

             Avocent Corporation 2000 Employee Stock Purchase Plan
                  Avocent Corporation 2000 Stock Option Plan
      Avocent Corporation 2000 Transition Nonstatutory Stock Option Plan
           Equinox Systems Inc. 1992 Non-Qualified Stock Option Plan
                  Equinox Systems Inc. 1993 Stock Option Plan
               Equinox Systems Inc. Directors Stock Option Plan
             Equinox Systems Inc. 2000 Directors Stock Option Plan
                           (Full title of the plans)

                            -----------------------

                           Samuel F. Saracino, Esq.
             Senior Vice President of Legal and Corporate Affairs,
                         General Counsel and Secretary
                            9911 Willows Road N.E.
                           Redmond, Washington 98052
                                (425) 861-5858
          (Name, address, and telephone number of agent for service)

                             -----------------------

                                   Copy to:
                          Patrick J. Schultheis, Esq.
                             Drew G. Markham, Esq.
                             Alex F. Sutter, Esq.
                       Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation
                              5300 Carillon Point
                          Kirkland, Washington 98033
                                (425) 576-5800
================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                                                     Proposed           Proposed
                                                                    Maximum           Maximum            Maximum
                                                                     Amount          Offering           Aggregate         Amount of
                  Title of Securities                                to be             Price            Offering        Registration
                   to be Registered                              Registered (1)      Per Share            Price              Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value) issuable under:
------------------------------------------------------------------------------------------------------------------------------------
  Avocent Corporation 2000 Employee Stock Purchase Plan          1,500,000 shares   $29.6000 (2)  $  44,400,000.00 (2)   $11,100.00
------------------------------------------------------------------------------------------------------------------------------------
  Avocent Corporation 2000 Stock Option Plan                     6,000,000 shares   $29.6000 (2)  $ 177,600,000.00 (2)   $44,400,00
------------------------------------------------------------------------------------------------------------------------------------
  Avocent Corporation 2000 Transition Nonstatutory Stock           450,000 shares   $29.6000 (2)  $  13,320,000.00 (2)   $ 3,399.60
    Option Plan
------------------------------------------------------------------------------------------------------------------------------------
  Equinox Systems Inc. 1992 Non-Qualified Stock Option Plan         10,293 shares   $ 5.5866 (3)  $      57,502.87 (3)   $    14.38
------------------------------------------------------------------------------------------------------------------------------------
  Equinox Systems Inc. 1993 Stock Option Plan                      633,443 shares   $14.5891 (4)  $   9,241,363.27 (4)   $ 2,310.34
------------------------------------------------------------------------------------------------------------------------------------
  Equinox Systems Inc. Directors Stock Option Plan                  27,446 shares   $19.5000 (5)  $     535,197.00 (5)   $   133.80
------------------------------------------------------------------------------------------------------------------------------------
  Equinox Systems Inc. 2000 Directors Stock Option Plan              3,430 shares   $14.8200 (6)  $      50,832.60 (6)   $    12.71
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                            8,624,612 shares                 $ 245,204,895.60       $61,301.23
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents shares of Common Stock issuable upon exercise of stock options granted, or otherwise available for future issuance, pursuant to each plan listed.
(2) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Stock Market on January 17, 2001.
(3) Estimated in accordance with Rule 457(h) promulgated under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $5.5866 per share covering shares subject to outstanding options under the Equinox Systems Inc. 1992 Non-Qualified Stock Option Plan.
(4) Estimated in accordance with Rule 457(h) promulgated under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $14.5891 per share covering shares subject to outstanding options under the Equinox Systems Inc. 1993 Stock Option Plan.
(5) Estimated in accordance with Rule 457(h) promulgated under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $19.5000 per share covering shares subject to outstanding options under the Equinox Systems Inc. Directors Stock Option Plan.
(6) Estimated in accordance with Rule 457(h) promulgated under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $14.8200 per share covering shares subject to outstanding options under the Equinox Systems Inc. 2000 Directors Stock Option Plan.
================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

     Avocent Corporation, formerly known as Aegean Sea Inc., ("Avocent") hereby incorporates by reference in this registration statement the following documents which were previously filed with the Securities and Exchange Commission:

     (a) Avocent's Registration Statement on Form S-4 (No. 333-33768) as declared effective on July 3, 2000, as amended.

     (b) Avocent's Current Reports on Form 8-K filed July 10, 2000, as amended, and November 20, 2000.

     (c) Avocent's Quarterly Reports on Form 10-Q filed August 14, 2000 and November 13, 2000.

     (d) The description of Avocent's Common Stock contained in its Registration Statement on Form 8-A, filed May 9, 2000 pursuant to
          Section 12(g) of the Securities Exchange Act of 1934.

     All documents subsequently filed by Avocent pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

     Article XI of Avocent's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under the Delaware General Corporation law.

     Article VI of Avocent's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permissible under the Delaware General Corporation Law.

     Avocent has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in Avocent's Certificate of Incorporation and Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Avocent pursuant to the foregoing provisions, Avocent has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.



Item 7.    Exemption from Registration Claimed.
-------    ------------------------------------

           Not applicable.

Item 8.    Exhibits.
------     --------


            Exhibit
            Number                             Description
            -------    --------------------------------------------------------
              4.1      Certificate of Incorporation of Avocent (incorporated by
                       reference to Exhibit 3.1 of Avocent's Registration
                       Statement on Form S-4, No. 333-33768)

              4.2      Bylaws of Avocent (incorporated by reference to Exhibit
                       3.2 of Avocent's Registration Statement on Form S-4, No. 333-33768)

              4.3 Avocent Corporation 2000 Employee Stock Purchase Plan (incorporated by reference to Avocent's Definitive Proxy Statement on Schedule 14A filed November 3, 2000)

              4.4 Avocent Corporation 2000 Stock Option Plan (incorporated by reference to Avocent's Definitive Proxy Statement on
                       Schedule 14A filed November 3, 2000)

              4.5 Avocent Corporation 2000 Transition Nonstatutory Stock Option Plan (incorporated by reference to Exhibit No.
                       10.12 to Avocent's Quarterly Report on Form 10-Q filed November 13, 2000).

              4.6      Equinox Systems Inc. 1992 Non-Qualified Stock Option Plan

              4.7      Equinox Systems Inc. 1993 Stock Option Plan

              4.8      Equinox Systems Inc. Directors Stock Option Plan

              4.9      Equinox Systems Inc. 2000 Directors Stock Option Plan

              5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered

             23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants for Apex Inc.

             23.2      Consent of PricewaterhouseCoopers LLP, Independent

                 Exhibit
                 Number                             Description
                 -------    ----------------------------------------------------
                            Accountants for Cybex Computer Products Corporation

                  23.3      Consent of Counsel (contained in Exhibit 5.1)

                  24.1      Power of Attorney (see page 6)


Item 9.   Undertakings.
------    ------------
     (a)  Rule 415 offering
          -----------------

     Avocent hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filing incorporating subsequent Exchange Act documents by reference
          -------------------------------------------------------------------

     Avocent hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Avocent's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Request for acceleration of effective date or filing of registration
          --------------------------------------------------------------------
          statement on Form S-8
          ---------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Avocent pursuant to the foregoing provisions, or otherwise, Avocent has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Avocent in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Avocent will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Avocent Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 23rd day of January, 2001.

                         AVOCENT CORPORATION


                         By:  /s/ Samuel F. Saracino
                              -----------------------------------------------
                              Samuel F. Saracino
                              Senior Vice President of Legal and Corporate
                                   Affairs, General Counsel and Secretary

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel F. Saracino and Douglas E. Pritchett and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                       Title                                    Date
------------------------------------      -----------------------------------------------       ----------------
     /s/ Stephen F. Thornton              President, Chief Executive Officer                    January 23, 2001
------------------------------------      (Principal Executive Officer) and Chairman
     Stephen F. Thornton

     /s/ Douglas E. Pritchett             Senior Vice President, Finance, Chief Financial       January 23, 2001
------------------------------------      Officer, Treasurer and Assistant Secretary
     Douglas E. Pritchett                 (Principal Financial and Accounting Officer)


     /s/ Doyle C. Weeks                   Executive Vice President Group Operations and         January 23, 2001
------------------------------------      Business Development and Director
     Doyle C. Weeks

     /s/ Barry L. Harmon                  Senior Vice President, West Coast Operations          January 23, 2001
------------------------------------      and Director
     Barry L. Harmon

     /s/ John R. Cooper                   Director                                              January 23, 2001
------------------------------------
     John R. Cooper

     /s/ Edwin L. Harper                  Director                                              January 23, 2001
------------------------------------
     Edwin L. Harper


                                       6